                                                                   EXHIBIT 99.H


                                VOTING AGREEMENT

                  This Voting Agreement dated as of September 15, 2000 (this "Agreement"), is made by and among PowerBrief, Inc., a Delaware corporation (the "Company"), and each of the undersigned holders of shares of capital stock (each, a "Stockholder" and collectively, the "Stockholders") of Integrated Orthopaedics, Inc., a Texas corporation ("IOI").

                             PRELIMINARY STATEMENTS

                  Concurrently with the execution of this Agreement, the Company and IOI have entered into an Agreement and Plan of Merger (as the same may be amended from time to time, the "Merger Agreement"), providing for the merger of the Company with and into IOI, with IOI being the surviving corporation (the "Merger"), which Merger is subject to the approval of the holders of shares of capital stock of IOI as provided in the Merger Agreement, the Texas Business Corporation Act, as amended, and IOI's Articles of Incorporation, as amended.

                  The Stockholders own the shares of IOI common stock, par value $0.001 per share (the "Common Stock"), set forth opposite their respective names on EXHIBIT A hereto. As used herein, the term "Shares" includes all shares of such Common Stock as to which each Stockholder (at any time prior to the termination of this Agreement) is the beneficial or record owner or is otherwise able to direct the voting thereof and all securities issued or exchanged with respect to any such Shares upon any reclassification, recapitalization, reorganization, merger, consolidation, spin-off, stock split, combination, stock or other dividend or any other change in IOI's capital structure.

                  To induce the Company to enter into the Merger Agreement, IOI has agreed, upon the terms and subject to the conditions set forth herein, to cause holders of not less than a majority of the voting power of the outstanding shares of Common Stock to execute this Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, the parties to this Agreement agree as follows:

                  1. STOCKHOLDERS' REPRESENTATIONS AND WARRANTIES. Each Stockholder, as to itself only, represents and warrants to the Company that
(i) such Stockholder is the beneficial and record owner of the Shares set forth on EXHIBIT A hereto, free and clear of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance, (ii) such Stockholder has the sole right to vote such Shares free of any mortgage, pledge, lien, security interest, claim, restriction on voting or otherwise or other encumbrance, (iii) such Stockholder has the full and unrestricted legal power, authority and right to enter into, execute and deliver this Agreement without the consent or approval of any other person,
(iv) this Agreement is the valid and binding agreement of such Stockholder and (v) no investment banker, broker or finder is entitled to a commission or fee from such Stockholder or IOI in respect of this Agreement based upon any arrangement or agreement made by or on behalf of the Stockholder.

                  2. THE COMPANY'S REPRESENTATIONS AND WARRANTIES. The Company hereby represents and warrants to the Stockholders as of the date hereof that the Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation or bylaws of the Company, any trust agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license, judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Company or to the Company's property or assets.

                  3. NO VOTING TRUSTS. Each Stockholder hereby revokes any and all proxies and voting instructions with respect to the Shares previously given by such Stockholder and such Stockholder agrees that it will not grant or give any other proxies or voting instructions with respect to the voting of the Shares, enter into any voting trust or other arrangement or agreement with respect to the voting of the Shares (and if given or executed, such proxies, voting instructions, voting trust or other arrangement or agreement shall not be effective), or agree, in any manner, to vote the Shares for or against any proposal submitted to the stockholders of IOI except in furtherance of the proposals set forth in paragraph 4 hereof.

                  4. AGREEMENTS WITH RESPECT TO THE SHARES.

         (a)      Each Stockholder agrees during the term of this Agreement:

         (i) to vote the Shares, to the extent entitled to vote, (x) in favor of the approval of the Merger Agreement and the Merger and the sale of the Westbank Ambulatory Care Center and the reverse stock split contemplated in the Merger Agreement, at every meeting of the stockholders of IOI at which such matters are considered and at every adjournment thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to the Merger and the Merger Agreement and the sale of the Westbank Ambulatory Care Center and the reverse stock split contemplated in the Merger Agreement is sought, and (y) against all other proposals submitted to the stockholders of IOI which, directly or indirectly, would reasonably be expected to prevent or materially delay the consummation of the Merger or the transactions contemplated by the Merger Agreement, in such manner as the Company may direct; and

         (ii) not to solicit, encourage or recommend to other stockholders of IOI that (w) they vote their shares of Common Stock or any such other securities in any manner contrary to the terms of the Merger Agreement and the transactions contemplated thereby, (x) they not vote their shares of Common Stock at all, (y) they tender, exchange or otherwise dispose of their shares of Common Stock pursuant to a Competing Transaction (as hereinafter defined), or (z) they attempt to exercise any statutory appraisal or other similar rights they may have.

         (b) Unless otherwise instructed in writing by the Company, during the term of this Agreement, each Stockholder will vote the Shares against any Competing Transaction.

         (c) Except with the prior written consent of the Company, during the term of this Agreement, each Stockholder agrees that such Stockholder will not, and shall use its commercially reasonable efforts not to permit any employee, attorney, accountant, investment banker or other agent or representative of such Stockholder to initiate, solicit, negotiate, encourage, or provide confidential information in order to facilitate any Competing Transaction.

         (d) For purposes of this Agreement, a "Competing Transaction" shall mean a transaction of any kind (including, without limitation, a merger, consolidation, share exchange, reclassification, reorganization, recapitalization, sale or encumbrance of substantially all the assets of IOI outside the ordinary course of business, or sale or exchange by stockholders of IOI of all or substantially all the shares of IOI's capital stock) proposed by any person(s).

                  5. PROXIES. In furtherance of the foregoing, each Stockholder is granting to Ernest D. Rapp, the Chief Executive Officer of the Company, and/or Robert W. Ohnesorge, the President of the Company, or to his designee(s), irrevocable proxies and powers of attorney (which may be in the form annexed hereto or such other form consistent with the terms hereof and thereof as the Company may specify) to vote the Shares, to the extent such Shares are entitled to vote, and hereby specifically agrees not to revoke such proxies granted under any circumstances:

         (a) at any and all meetings of stockholders of IOI, notice of which meetings are given prior to the due and proper termination of this Agreement, with respect to matters presented to IOI's stockholders for a vote which relates to or affects (i) the Merger or the Merger Agreement or the sale of the Westbank Ambulatory Care Center or the reverse stock split contemplated in the Merger Agreement or the approval of any of them; and (ii) any Competing Transaction; or

         (b) with respect to actions to be taken by written consent of the stockholders of IOI which relates to or affects any of the foregoing, and which consent is solicited prior to the due and proper termination of this Agreement.

                  6. LIMITATION ON SALES. During the term of this Agreement, except pursuant to the Merger, each Stockholder agrees not to sell, assign, transfer, loan, tender, pledge, hypothecate, exchange, encumber or otherwise dispose of, or issue an option or call with respect to, any of the Shares, or impair such Stockholder's Shares.

                  7. SPECIFIC PERFORMANCE. Each Stockholder acknowledges that it will be impossible to measure in money the damage to the Company if the Stockholder fails to comply with the obligations imposed by this Agreement, and that, in the event of any such failure, the Company will not have an adequate remedy at law or in damages. Accordingly, each Stockholder agrees that injunctive relief or any other equitable remedy, in addition to any remedies at law or damages, is the appropriate remedy for any such failure and will not oppose the granting of any such remedy on the basis that the Company has an adequate remedy at law. Each Stockholder agrees not to seek, and agrees to waive any requirement for, the securing or posting of a bond in connection with the Company seeking or obtaining such equitable relief.

                  8. REASONABLE EFFORTS. Each Stockholder will use all reasonable efforts to cause to be satisfied the conditions to the obligations of IOI in such Stockholder's control to effect the Closing under the Merger Agreement.

                  9. PUBLICITY. Each Stockholder agrees that, from the date hereof through the Closing Date, such Stockholder shall not issue any public release or announcement concerning the transactions contemplated by this Agreement and the Merger Agreement without the prior consent of the Company.

                  10. TERM OF AGREEMENT; TERMINATION.

         (a) The term of this Agreement shall commence on the date hereof and shall terminate upon the earliest to occur of (i) the Effective Time of the Merger and (ii) the due and proper termination of the Merger Agreement in accordance with its terms. Upon such termination, no party shall have any further obligations or liabilities hereunder.

         (b) The obligations of the Stockholders set forth in this Agreement shall not be effective or binding upon any Stockholder until after such time as the Merger Agreement is executed and delivered by IOI and the Company.

                  11. MISCELLANEOUS.

         (a) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes all prior written and oral and all contemporaneous oral agreements and understandings with respect to the subject matter of this Agreement.

         (b) NOTICES. Any notice, request, instruction or other document to be given hereunder by any party to the others shall be in writing and shall be deemed to have been duly given on the next business day after the same is sent, if delivered personally or sent by telecopy or overnight delivery, or five calendar days after the same is sent, if sent by registered or certified mail, return receipt requested, postage prepaid, as set forth below, or to such other persons or addresses as may be designated in writing in accordance with the terms hereof by the party to receive such notice.

If to the Company:

         PowerBrief, Inc.
         5858 Westheimer
         Suite 500
         Houston, Texas  77057
         Attention:  Robert W. Ohnesorge
         Facsimile No: (713) 586-4790
with a copy to:

         Locke Liddell & Sapp LLP
         3400 Chase Tower, 600 Travis
         Houston, Texas  77002-3095
         Attention:  David F. Taylor
         Facsimile No: (713) 223-3717

If to a Stockholder, to the address set forth below such Stockholder's name on EXHIBIT A hereto,

with a copy to:

         Weil, Gotshal & Manges LLP
         100 Crescent Court, Suite 1300
         Dallas, Texas  75201-6950
         Attention:  Michael A. Saslaw
         Facsimile No:  (214) 746-7777

         (c) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas as applied to contracts made and fully performed in such state without giving effect to the principles of conflict of laws thereof.

         (d) RULES OF CONSTRUCTION. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. Words used in this Agreement, regardless of the gender and number specifically used, shall be deemed and construed to include any other gender, masculine or feminine, or neuter, and any other number, singular or plural, as the context requires. As used in this Agreement, the word "including" is not limiting, and the word "or" is not exclusive. Capitalized terms used herein but not otherwise defined herein shall have the meanings given to them in the Merger Agreement.

         (e) PARTIES IN INTEREST. This Agreement shall be binding upon and inure solely to the benefit of the parties to this Agreement and their legal successors-in-interest, and nothing in this Agreement, express or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

         (f) COUNTERPARTS. This Agreement may be executed in one or more counterparts, and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts together shall constitute but one instrument.

         (g) ASSIGNMENT. No party hereto shall assign its rights and obligations under this Agreement or any part thereof, nor shall any party assign or delegate any of its rights or duties hereunder without the prior written consent of the other party, and any assignment made without such consent shall be void. Except as otherwise provided herein, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (h) AMENDMENT. This Agreement may not be amended except by an instrument in writing signed on behalf of all the parties.

         (i) EXTENSION; WAIVER. Any party to this Agreement may extend the time for the performance of any of the obligations or other acts of any of the other parties to this Agreement or waive compliance by any other party with any of the agreements or conditions contained herein or any breach thereof. Any agreement on the part of any party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

         (j) SEVERABILITY. The provisions of this Agreement are severable and, if any thereof are invalid or unenforceable in any jurisdiction, the same and the other provisions hereof shall not be rendered otherwise invalid or unenforceable.

                  IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have duly executed this Voting Agreement as of the date first above written.

                                  POWERBRIEF, INC.


                                  By:     /s/ Ernest D. Rapp
                                          --------------------------
                                  Name:   Ernest D. Rapp
                                  Title:  C.E.O

                                  FW INTEGRATED ORTHOPAEDICS INVESTORS, L.P.


                                  By:     GROUP 31, INC.,
                                            its General Partner

                                  By:     /s/ Kevin G. Levy
                                          -------------------------
                                  Name:   Kevin G. Levy
                                  Title:  Vice President


                                  FW INTEGRATED ORTHOPAEDICS INVESTORS II, L.P.


                                  By:     FW GROUP GENPAR, INC.,
                                            its General Partner

                                  By:     /s/ Kevin G. Levy
                                          --------------------------
                                  Name:   Kevin G. Levy
                                  Title:  Vice President

                                  CHARTWELL CAPITAL INVESTORS, L.P.

                                  By:  CHARTWELL CAPITAL PARTNERS, L.P.,
                                          its General Partner

                                       By:  CHARTWELL PARTNERS, L.P.,
                                              its General Partner

                                       By:  CHARTWELL, Inc.,
                                              its General Partner


                                            By:    /s/ Mindy Lanigan
                                                   -----------------
                                            Name:  Mindy Lanigan
                                            Title: Vice President



                                            /s/ Jose E. Kauachi
                                            -------------------
                                            Jose E. Kauachi

                                     EXHIBIT A
HOLDINGS OF COMMON STOCK AS OF SEPTEMBER 15, 2000

           Name of Stockholder:                                 FW Integrated Orthopaedics Investors, L.P.
           Address:                                             201 Main Street, Suite 3100
                                                                Fort Worth, Texas  76102
           Telephone No.:                                       (817) 390-8503
           Facsimile No.:                                       (817) 338-2067
           Number of Shares of Common Stock:                    10,640,962


           Name of Stockholder:                                 FW Integrated Orthopaedics Investors II,
                                                                L.P.
           Address:                                             201 Main Street, Suite 3100
                                                                Fort Worth, Texas  76102
           Telephone No.:                                       (817) 390-8503
           Facsimile No.:                                       (817) 338-2067
           Number of Shares of Common Stock:                    10,640,962


           Name of Stockholder:                                 Chartwell Capital Investors, L.P.
           Address:                                             One Independent Drive
                                                                Suite 3120
                                                                Jacksonville, FL  32202
           Telephone No.:                                       (904) 355-3519
           Facsimile No.:                                       (904) 353-5833
           Number of Shares of Common Stock:                    2,373,863


           Name of Stockholder:                                 Jose E. Kauachi
           Address:                                             245 Castle Ridge
                                                                Edwards, Colorado  81632
           Telephone No.:                                       (970) 926-8595
           Facsimile No.:                                       (970) 926-8550
           Number of Shares of Common Stock:                    1,162,537

                     IRREVOCABLE PROXY AND POWER OF ATTORNEY

The undersigned hereby appoints Ernest D. Rapp, the Chief Executive Officer of PowerBrief, Inc. (the "Company"), and/or Robert W. Ohnesorge, the President of the Company, as the undersigned's attorney-in-fact and proxy, with full power of substitution, for and in the undersigned's name, to vote, express consent or disapproval, or otherwise act (including pursuant to written consent, but excluding the right to assert, perfect and prosecute dissenters' rights of appraisal) in accordance with Paragraphs 4(a) and 4(b) of the Voting Agreement with respect to all of the shares of Common Stock, par value $0.001 per share, of Integrated Orthopaedics, Inc., a Texas corporation ("IOI"), owned of record by the undersigned. The proxy granted hereby shall be irrevocable and may be exercised at any meeting of stockholders, notice of which is given, or in respect of any written consent which is solicited prior to the due and proper termination of, and subject to and in accordance with the terms and conditions of, the Voting Agreement, dated of even date herewith, among the undersigned, the Company and the stockholders of IOI signatory thereto. This proxy is coupled with an interest sufficient in law to support such proxy.

Dated:  September 15, 2000          CHARTWELL CAPITAL INVESTORS, L.P.



                                    By:    CHARTWELL CAPITAL PARTNERS, L.P., its General Partner

                                    By:    CHARTWELL PARTNERS, L.P., its General Partner

                                    By:     CHARTWELL, Inc., its General Partner


                                            By:      /s/ Mindy Lanigan
                                                     --------------------------
                                            Name:    Mindy Lanigan
                                                     Vice President